Exhibit 99

News Release

SLB Announces Early Results and Increase in

Maximum Purchase Price of Debt Tender Offer

HOUSTON, December 6, 2022—SLB (NYSE: SLB) today announced the early results of the previously announced offer by Schlumberger Holdings Corporation, an indirect wholly-owned subsidiary of SLB (“SHC”), to purchase for cash up to an aggregate purchase price amount, including premium but excluding any Accrued Interest (as defined below), of $500,000,000 (such amount, as it may be amended, the “Maximum Purchase Price”) of the notes listed in the table below (the “Notes”). The offer to purchase the Notes is referred to herein as the “Offer.” Additionally, SLB announced the increase of the Maximum Purchase Price from $500,000,000 to up to $800,000,000, and no Notes with Acceptance Priority Levels 3 and 4 will be accepted for purchase. All other terms of the previously announced Offer remain unchanged.

The Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated November 21, 2022 (as may be amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP Numbers	Acceptance Priority Level(1)	Principal Amount Outstanding	Principal Amount Tendered
3.750% Senior Notes due 2024	806851AJ0 (144A) / U8066LAG9 (Reg S)	1	$750,000,000	$394,869,000

4.000% Senior Notes due 2025	806851AG6 (144A) / U8066LAE4 (Reg S)	2	$932,597,000	$409,252,000

3.900% Senior Notes due 2028	806851AK7 (144A) / U8066LAH7 (Reg S)	3	$1,500,000,000	$682,441,000

4.300% Senior Notes due 2029	806851AH4 (144A) / U8066LAF1 (Reg S)	4	$850,000,000	$201,039,000

(1)

SHC will accept Notes in accordance with their Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level), subject to the terms and conditions described elsewhere in the Offer to Purchase, including the Maximum Purchase Price and proration. No Notes with Acceptance Priority Levels 3 and 4 will be accepted for purchase.

All documentation relating to the Offer, including the Offer to Purchase, together with any updates, are available from the Tender and Information Agent (as defined below) and are also available at the following website: http://www.dfking.com/slb.

SLB expects to announce the pricing of the Offer, including any proration with respect to the Notes accepted for purchase, later today, December 6, 2022.

Slb.com/newsroom

Subject to satisfaction or waiver of the General Conditions by such date, all Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time and accepted for purchase will be purchased by the Company on the “Early Settlement Date,” which is expected to occur on December 8, 2022. All Holders of Notes that are purchased will receive, in addition to the applicable Total Consideration, a cash amount equal to the accrued and unpaid interest on the Notes, from, and including, the immediately preceding interest payment date up to, but excluding, the Early Settlement Date, rounded to the nearest cent per $1,000 principal amount of Notes.

The Offer is scheduled to expire at 11:59 p.m., New York City time, on December 19, 2022 (unless the Offer is extended or terminated) (such date and time, the “Expiration Time”). Withdrawal rights expired at 5:00 p.m., New York City time, on December 5, 2022. Notes that have been tendered may no longer be withdrawn. Since the amount of Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time exceeded the Maximum Principal Amount, no additional Notes will be accepted for purchase after the Early Tender Time.

Subject to applicable law and limitations described in the Offer to Purchase, SHC expressly reserves the right, in its sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived, to terminate the Offer at any time at or prior to the Expiration Time.

SHC has retained Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC to act as the Dealer Managers in connection with the Offer (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offer should be directed to Deutsche Bank Securities Inc. by calling toll free at (866) 627-0391 or collect at (212) 250-2955, or to J.P. Morgan Securities LLC by calling toll free at (866) 834-4666 or collect at (212) 834-3424.

D.F. King & Co., Inc. has been appointed as tender and information agent (the “Tender and Information Agent”) in connection with the Offer. Questions or requests for assistance in connection with the Offer or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling toll free (800) 290-6424 or collect at (212) 269-5550 or via e-mail at slb@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. The Offer to Purchase can be accessed at the following website: http://www.dfking.com/slb.

Neither this press release nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to sell or buy Notes, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this press release in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of SHC in such jurisdiction.

Slb.com/newsroom

About SLB

SLB (NYSE: SLB) is a global technology company that drives energy innovation for a balanced planet. With a global footprint in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition. Find out more at slb.com.

Media	Investors

Moira Duff – Director of External Communication, SLB Tel: +1 (713) 375-3407 Email: media@slb.com	Ndubuisi Maduemezia – Vice President of Investor Relations, SLB Joy V. Domingo – Director of Investor Relations, SLB Tel: +1 (713) 375-3535 Email: investor-relations@slb.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which include any statements that are not historical facts. Such statements often contain words such as “expect,” “may,” “can,” “plan,” “potential,” “expectations,” “estimate,” “intend,” “anticipate,” “target,” “think,” “should,” “could,” “would,” “will,” “see,” “likely,” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements regarding the expected timing for completion of the Offer, and the consideration of the Tender Offer. SLB and SHC cannot give any assurance that such statements will prove correct. These statements are subject to, among other things, the risks and uncertainties detailed in SLB’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should SLB’s underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in the forward-looking statements. The forward-looking statements speak only as of November 21, 2022, and SLB and SHC disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Slb.com/newsroom